EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (this “Amendment”) is entered into effective as of January 1, 2019 (the “Effective Date”), between Rhino GP LLC (“Employer”) and Scott Morris (“Employee”).

W I T N E S S E T H

WHEREAS, Employee is currently employed by Employer pursuant to an Employment Agreement dated October 1, 2015 (as amended, the “Prior Agreement”).

WHEREAS, Employer and Employee now desire to amend the Prior Agreement, and have executed this Amendment to evidence the terms of their agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. The first sentence of Section 1 of the Prior Agreement is hereby deleted and replaced in its entirety with the following language:

“The Employer hereby shall employ Employee as its Chief Financial Officer and Senior Vice President continuing from the Effective Date until December 31, 2019, unless sooner terminated as herein provided or extended by mutual agreement of the parties (the “Employment Term”), with such duties customary to such position as Employer may reasonably designate during the Employment Term.”

2. Section 2 of the Prior Agreement is hereby deleted and replaced in its entirety with the following language:

“Compensation. For Employee’s services hereunder during the Employment Term, Employer shall pay to Employee a salary at a rate of $237,500 per year (“Base Salary”), payable periodically in accordance with Employer’s usual executive payroll payment procedures, subject to periodic review for possible increase.”

3. All other terms and conditions in the Prior Agreement shall remain unchanged except to the extent specifically modified herein.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

EMPLOYER:

Rhino GP LLC

By:	/s/ Richard A. Boone

EMPLOYEE:

/s/ Scott Morris
Scott Morris

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